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                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT

      CONSULTING AGREEMENT (the "Agreement"), dated as of October 16, 2006 ("Effective Date"), between Sapient Corporation, a Delaware corporation ("Sapient"), and Jerry A. Greenberg ("Greenberg").

      WHEREAS, Greenberg co-founded Sapient, has served as Chief Executive Officer and Co-Chairman of the Board of Sapient and has contributed enormously to the success of Sapient since its inception;

      WHEREAS, Greenberg has resigned from the positions of Chief Executive Officer and Co-Chairman of the Board of Sapient and as member of the Board of Sapient; and

     WHEREAS, Sapient desires to induce Greenberg to maintain a role with Sapient;

      NOW THEREFORE, in order to effect the foregoing, the parties hereto are entering into this consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. General. Sapient hereby agrees to engage Greenberg as a consultant to Sapient, and Greenberg hereby agrees to perform consulting services for Sapient on the terms and conditions set forth herein.

            2. Term. The term of this Agreement (the "Term") shall commence as of the date hereof and terminate on the first anniversary of the date hereof and shall be automatically renewed for successive one year periods unless otherwise terminated by either party pursuant to Section 9.

            3. Duties. From time to time during the Term, Greenberg shall render services hereunder, to the extent and at times mutually determined by Sapient and Greenberg ("Services"). Such Services may include, but are not limited to, providing consulting services to Sapient in respect of (a) long-term strategic planning, (b) ongoing client relations, (c) business development (including recruiting and retaining talented executives) and (d) the evaluation of possible future strategic acquisitions.

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            4. Place of Performance/Computer/Executive Assistant. Greenberg
shall perform his duties and conduct his business at such locations as are reasonably acceptable to him and Sapient. In order to permit Greenberg to render services hereunder and for such other uses he may choose, Sapient hereby agrees to transfer to Greenberg all right, title and interest in the laptop computer previously provided to him by Sapient; provided, however, that (i) Sapient's obligation to transfer the laptop computer is conditioned upon its ability, after the use of its reasonable best efforts, to acquire the appropriate software licenses necessary to permit the transfer and (ii) prior to such transfer, Sapient shall have the right to make a copy (or an "image") of the hard drive of the laptop computer. Greenberg shall also be entitled to continue to utilize the service of his current executive assistant or, if such executive assistant leaves the employ of Sapient or is terminated, a replacement executive assistant having comparable qualifications.

            5. Compensation.

                  (a) Hourly Consulting Fee. During the Term, Sapient shall pay to Greenberg, as compensation for the services to be performed by Greenberg hereunder, an hourly consulting fee of $750.00; provided, however, Sapient shall be under no obligation to pay Greenberg for Services totaling more than 100 hours per calendar month unless Greenberg has received the prior authorization of Sapient's Chief Executive Officer to provide Services in excess of 100 hours during such calendar month. Sapient shall remit payment to Greenberg for such services within thirty (30) days of receipt of an invoice for such services from Greenberg. In the event this Agreement is terminated pursuant to Section 9, Greenberg shall be entitled to receive any unpaid consulting fees, or other expenses for which reimbursement is provided for herein, within thirty (30) days after the date of termination. Greenberg shall not be an employee of Sapient but shall be an independent contractor and shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

                  (b) Business Expenses. Sapient shall reimburse Greenberg for all business expenses reasonably incurred by him in connection with his performance of consulting services hereunder at actual cost.

                  (c) Group Medical Benefits. Greenberg shall be entitled to receive continuation coverage in Sapient's medical and dental plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), such continuation coverage shall be at Greenberg's expense, and in all respects be subject to the requirements, conditions and limitations of COBRA and such plans, which may be amended from time to time.


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           6. Confidential Information/Documents.

                  (a) Greenberg agrees that any material nonpublic information concerning the business and affairs of Sapient ("Confidential Information") shall be treated by Greenberg in full confidence and shall not be revealed to any other individual, partnership, company or other organization except as may be required by law, as directed by any regulatory authority or by order of any court. Prior to disclosing any Confidential Information to a court or other governmental authority, Greenberg shall notify Sapient so that Sapient may protect any rights it may have, including by seeking a protective order or other appropriate remedy or relief. This restriction shall continue to apply after the termination of this Agreement, regardless of the reason for such termination.

                  (b) Greenberg will comply with the policies and procedures of Sapient for protecting Confidential Information, including but not limited to the Company's insider trading policy and the Company's Code of Ethics and Conduct, and shall not use any Confidential Information for his own benefit or gain.

                  (c) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of Sapient and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by Greenberg, shall be the sole and exclusive property of Sapient. Greenberg shall safeguard all Documents and shall surrender to Sapient at the termination of this Agreement, or at such earlier time or times as the Board or its designee may specify, all Documents then in Greenberg's possession or control. For purposes of clarity, personal files and documents unrelated to the business of Sapient on the laptop computer to be transferred under this Agreement are not Documents.

            7. Restrictive Covenants. Greenberg shall not, during the Term, without the prior written approval of the Board, directly or indirectly become an officer, employee, agent, partner or director of, or serve as a consultant for any other business that competes directly or indirectly with Sapient and shall not undertake any planning for any business competitive with Sapient.

            8. Successors; Binding Agreement.

                  (a) This Agreement shall be binding on Sapient's successors, and Sapient shall require any successor to all or substantially all of the business or assets of Sapient to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sapient would be required to perform it if no such succession had taken place. Except pursuant to the foregoing sentence, neither Greenberg nor Sapient shall be permitted to assign this Agreement or any rights or obligations hereunder.

                  (b) This Agreement and all rights of Greenberg hereunder shall inure to the benefit of and be enforceable by Greenberg's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by Greenberg.

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            9. Termination. Greenberg's engagement as a consultant hereunder and the Term may be terminated by either Sapient or Greenberg at any time upon written notice to the other party hereto. The Term shall terminate automatically on the death or Disability of Greenberg. "Disability" shall mean an illness, injury or other incapacitating condition as a result of which Greenberg is unable to perform the consulting services required to be performed during the Term for a continuous period of forty-five (45) days.

            10. Modification; Waiver; Discharge. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            12. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            13. Governing Law. The validity, interpretation, construction and performance of this Agreement and any disputes between the parties relating to this Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

            14. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                                    SAPIENT CORPORATION

                                                    By: /s/ Sheeroy Desai
                                                        ------------------------
                                                    Its:

                                                       /s/ Jerry Greenberg
                                                   -----------------------------
                                                   Jerry A. Greenberg

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